Exhibit 5.1

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600

Main Fax +1 312 701 7711

www.mayerbrown.com

April 12, 2022

WFN Credit Company, LLC

3095 Loyalty Circle

Columbus, Ohio 43219

Re:	WFN Credit Company, LLC

Registration Statement on Form SF-3

We have acted as special counsel for WFN Credit Company, LLC, a Delaware limited liability company (“WFN LLC”), as registrant (the “Registrant”), World Financial Network Credit Card Master Trust (“WFNMT”) and World Financial Network Credit Card Master Note Trust (the “Note Trust”) in connection with the preparation of a Registration Statement on Form SF-3, to which this opinion is an exhibit (the “Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), registering (1) asset-backed notes secured by a beneficial interest in a pool of receivables arising under certain revolving credit card accounts (the “Notes”) and (2) one or more collateral certificates (the “Collateral Certificates”), issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 17, 1996, amended and restated as of September 17, 1999 and amended and restated a second time as of August 1, 2001 and as further heretofore amended (the “Pooling and Servicing Agreement”), among WFN LLC, Comenity Bank (formerly known as World Financial Network National Bank), as servicer (the “Servicer”), and U.S. Bank National Association (“U.S. Bank”), successor to MUFG Union Bank, N.A. (“Union Bank”) and other predecessor parties, as trustee (the “Certificate Trustee”), and a Collateral Series Supplement, dated as of August 21, 2001, among WFN LLC, the Servicer and the Certificate Trustee, as amended by the First Amendment to the Collateral Series Supplement, dated as of November 7, 2001, and as further amended by the Second Amendment to the Collateral Series Supplement, dated as of July 6, 2016. The Registration Statement incorporates the contents of the form of prospectus (the “Prospectus”). The Notes will be issued pursuant to a Master Indenture, dated as of August 1, 2001, as heretofore amended, between the Note Trust and U.S. Bank, successor to Union Bank and other predecessor parties, as indenture trustee (the “Indenture Trustee”), filed as Exhibit 4.1 to the Registration Statement, as supplemented by Supplemental Indenture No. 1, dated as of August 13, 2003, between the Note Trust and the Indenture Trustee, filed as Exhibit 4.3 to the Registration Statement, Supplemental Indenture No. 2 to Master Indenture, dated as of June 13,

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

WFN Credit Company, LLC

April 12, 2022

2007, between the Note Trust and the Indenture Trustee, filed as Exhibit 4.4 to the Registration Statement, Supplemental Indenture No. 3 to Master Indenture, dated as of May 27, 2008, between the Note Trust and the Indenture Trustee, filed as Exhibit 4.5 to the Registration Statement, Supplemental Indenture No. 4 to Master Indenture, dated as of June 28, 2010, between the Note Trust and the Indenture Trustee, filed as Exhibit 4.6 to the Registration Statement, Supplemental Indenture No. 5 to Master Indenture, dated as of February 20, 2013, between the Note Trust and the Indenture Trustee, filed as Exhibit 4.7 to the Registration Statement, Supplemental Indenture No. 6 to Master Indenture, dated as of July 6, 2016, between the Note Trust and the Indenture Trustee, filed as Exhibit 4.8 to the Registration Statement and Supplemental Indenture No. 7 to Master Indenture, dated as of June 11, 2020, between the Note Trust and the Indenture Trustee, filed as Exhibit 4.9 to the Registration Statement (as so amended, the “Master Indenture”), and a related Indenture Supplement (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”), between the Note Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.11 to the Registration Statement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Indenture.

We have examined executed copies of the Registration Statement, the forms and executed documents filed as exhibits to, or incorporated by reference into, the Registration Statement and such other documents as we have deemed necessary for the purposes of this opinion (collectively, the “Transaction Documents”). We have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

We are opining herein as to the effect on the subject transactions of only United States federal law, the laws of the State of New York, the Limited Liability Company Act of the State of Delaware and the Delaware Statutory Trust Act and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

We have assumed for the purposes of the opinions set forth below that the Notes will be issued in Series created as described in the Registration Statement and that the Notes will be sold by or at the direction of WFN LLC for reasonably equivalent consideration.

In rendering the opinions set forth herein, we have also relied upon and assumed:

A.

The genuineness of all signatures, the authenticity of all writings submitted to us as originals, the conformity to original writings of all copies submitted to us as certified or photostatic copies, and the legal competence and capacity of all natural persons;

B.

The truth and accuracy of all certificates and representations, writings and records reviewed by us and referred to above, including the representations and warranties made in the Transaction Documents, in each case with respect to the factual matters set forth therein;

Mayer Brown LLP

WFN Credit Company, LLC

April 12, 2022

C.

All parties to the Transaction Documents (other than WFN LLC, the Note Trust and WFNMT with respect to such Transaction Documents executed as of the date of this opinion) are validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite organizational power to enter into such Transaction Documents;

D.

Except to the extent that we expressly opine as to any of the following matters with respect to a particular party below: (i) the execution and delivery of the Transaction Documents have been duly authorized by all necessary organizational proceedings on the part of all parties (other than WFN LLC, the Note Trust and WFNMT with respect to such Transaction Documents executed as of the date of this opinion) to each such document; and (ii) the Transaction Documents constitute the legal, valid and binding obligations of all such parties (other than WFN LLC, the Note Trust and WFNMT with respect to such Transaction Documents executed as of the date of this opinion), enforceable against such parties in accordance with their respective terms; and

E.	There are no other agreements or understandings, whether oral or written, among any or all of the parties that would alter the agreements set forth in the Transaction Documents.

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that (i) the Notes, upon the execution, authentication, issuance and sale thereof in the manner described in the Prospectus and as provided in the Indenture, will be legal, valid and binding obligations of the Note Trust, enforceable against the Note Trust in accordance with their terms and (ii) the Collateral Certificates, upon issuance and sale thereof as contemplated by the Transaction Documents, will be legal, valid and binding obligations of WFNMT and entitled to the benefits of the Pooling and Servicing Agreement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Prospectus, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

Mayer Brown LLP

WFN Credit Company, LLC

April 12, 2022

Our opinions set forth above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and by the discretion of the court before which any proceeding therefore may be brought.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP